                                                                       EXHIBIT 1

                            UNDERWRITING AGREEMENT

                        DATED AS OF ____________, 1996

                                    BETWEEN

                         SOUTHERN NATIONAL CORPORATION

                                      AND

                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                                 INCORPORATED

                               TABLE OF CONTENTS

UNDERWRITING AGREEMENT................................................................................1

     SECTION 1.  Representations and Warranties.......................................................3
                 ------------------------------
          (a)    Representations and Warranties by the Company........................................3
                  (1)   Compliance with Registration Requirements.....................................3
                  (2)   Incorporated Documents........................................................4
                  (3)   Authorization of this Underwriting Agreement and Terms Agreement..............5
                  (4)   Authorization of Senior Debt Securities and/or Subordinated Debt Securities...5
                  (5)   Authorization of the Indentures...............................................6
                  (6)   Descriptions of the Debt Securities and Indentures............................6

          (b)    Officers' Certificates...............................................................7

     SECTION 2.  Sale and Delivery to Underwriters; Closing...........................................7
                 ------------------------------------------
          (a)    Debt Securities......................................................................7
          (b)    Payment..............................................................................7
          (c)    Denominations; Registration..........................................................8

     SECTION 3.  Covenants of the Company.............................................................8
                 ------------------------
          (a)    Compliance with Securities Regulations and Commission Requests.......................8
          (b)    Filing of Amendments.................................................................8
          (c)    Delivery of Registration Statements..................................................9
          (d)    Delivery of Prospectuses.............................................................9
          (e)    Continued Compliance with Securities Laws............................................9
          (f)    Blue Sky Qualifications.............................................................10
          (g)    Earnings Statement..................................................................10
          (h)    Use of Proceeds.....................................................................10
          (i)    Listing.............................................................................10
          (j)    Restriction on Sale of Securities...................................................10
          (k)    Reporting Requirements..............................................................10

     SECTION 4.  Payment of Expenses.................................................................11
                 -------------------
          (a)    Expenses............................................................................11
          (b)    Termination of Agreement............................................................11

     SECTION 5.  Conditions of Underwriters' Obligations.............................................11
                 ---------------------------------------
          (a)    Effectiveness of Registration Statement.............................................11
          (b)    Opinion of Counsel for Company......................................................12
          (c)    Opinion of Counsel for Underwriters.................................................12
          (d)    Officers' Certificate...............................................................12
          (e)    Accountant's Comfort Letter.........................................................13
          (f)    Bring-down Comfort Letter...........................................................13
          (g)    Ratings.............................................................................13
          (h)    Approval of Listing.................................................................13
          (i)    No Objection........................................................................13
          (j)    Additional Documents................................................................14
          (k)    Termination of Terms Agreement......................................................14

     SECTION 6.  Indemnification.....................................................................14
                 ---------------
          (a)    Indemnification of Underwriters.....................................................14
          (b)    Indemnification of Company, Directors and Officers..................................15
          (c)    Actions against Parties; Notification...............................................15
          (d)    Settlement without Consent if Failure to Reimburse..................................16

     SECTION 7.  Contribution........................................................................16
                 ------------

     SECTION 8.  Representations, Warranties and Agreements to Survive Delivery......................17
                 --------------------------------------------------------------

     SECTION 9.  Termination.........................................................................18
                 -----------
          (a)    Underwriting Agreement..............................................................18
          (b)    Terms Agreement.....................................................................18
          (c)    Liabilities.........................................................................18

     SECTION 10.  Default by One or More of the Underwriters.........................................18
                  ------------------------------------------

     SECTION 11.  Notices............................................................................19
                  -------

     SECTION 12.  Parties............................................................................19
                  -------

     SECTION 13.  Governing Law and Time.............................................................20
                  ----------------------

     SECTION 14.  Effect of Headings.................................................................20
                  ------------------

                         SOUTHERN NATIONAL CORPORATION
                        (a North Carolina corporation)



                                Debt Securities

                            UNDERWRITING AGREEMENT
                            ----------------------

                                                               ___________, 1996
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

          Southern National Corporation, a North Carolina corporation (the "Company"), proposes to issue and sell up to $1,000,000,000 aggregate principal amount of its senior or subordinated debt securities (the "Debt Securities"), from time to time, in or pursuant to one or more offerings on terms to be determined at the time of sale.

          The Debt Securities will be issued in one or more series as senior indebtedness (the "Senior Debt Securities") under an indenture, dated as of _____________, 1996 (the "Senior Indenture"), between the Company and
___________, as trustee (the "Senior Trustee"), or as subordinated indebtedness (the "Subordinated Debt Securities") under an indenture, dated as of __________, 1996 (the "Subordinated Indenture", and collectively with the Senior Indenture, the "Indentures", and each, an "Indenture"), between the Company and _____________, as trustee (the "Subordinated Trustee", and collectively with the Senior Trustee, the "Trustees", and each, a "Trustee"). Each series of Debt Securities may vary, as applicable, as to title, aggregate principal amount, rank, interest rate or formula and timing of payments thereof, stated maturity date, redemption and/or repayment provisions, sinking fund requirements and any other variable terms established by or pursuant to the applicable Indenture.

          Whenever the Company determines to make an offering of Debt Securities through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), or through an underwriting syndicate managed by Merrill Lynch, the Company will enter into an agreement (each, a "Terms Agreement") providing for the sale of such Debt Securities to, and the purchase and offering thereof by, Merrill Lynch and such other underwriters, if any, selected by Merrill Lynch (the "Underwriters", which term shall include

Merrill Lynch, whether acting as sole Underwriter or as a member of an underwriting syndicate, as well as any Underwriter substituted pursuant to
Section 10 hereof). The Terms Agreement relating to the offering of Debt Securities shall specify the aggregate principal amount of Debt Securities to be initially issued, the name of each Underwriter participating in such offering (subject to substitution as provided in Section 10 hereof) and the name of any Underwriter other than Merrill Lynch acting as co-manager in connection with such offering, the aggregate principal amount of Debt Securities which each such Underwriter severally agrees to purchase, whether such offering is on a fixed or variable price basis and, if on a fixed price basis, the initial offering price, the price at which the Debt Securities are to be purchased by the Underwriters, the form, time, date and place of delivery and payment of the Debt Securities and any other material variable terms of the Debt Securities. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between the Company and Merrill Lynch, acting for itself and, if applicable, as representative of any other Underwriters. Each offering of Debt Securities through Merrill Lynch as sole Underwriter or through an underwriting syndicate managed by Merrill Lynch will be governed by this Underwriting Agreement, as supplemented by the applicable Terms Agreement.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-_______) [and pre-effective amendment[s] no[s]. __ thereto] for the registration of the Debt Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of the applicable Terms Agreement. Such registration statement (as so amended, if applicable) has been declared effective by the Commission and each Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information"), is referred to herein as the "Registration Statement"; and the final prospectus and the prospectus supplement relating to the offering of the Debt Securities, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Debt Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of the applicable Terms Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Section 462(b) of the 1933 Act Regulations (the "Rule 462 Registration Statement"), then, after such filing, all references to "Registration Statement" shall be deemed to include the Rule 462 Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the "Term Sheet"), as the case may be, in the form first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references in this Underwriting Agreement to the date of the Prospectus shall mean the date of the Term Sheet. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of the applicable Terms Agreement. For purposes of this Underwriting Agreement, all references to the Registration Statement, Prospectus, Term Sheet or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          All references in this Underwriting Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

          SECTION 1.  Representations and Warranties
                      ------------------------------

          (a) The Company represents and warrants to Merrill Lynch, as of the date hereof, and to each Underwriter named in the applicable Terms Agreement, as of the date thereof, and as of the Closing Time (as defined below) (in each case, a "Representation Date"), as follows:

               (1)    Compliance with Registration Requirements. The Company
                      -----------------------------------------
     meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, each Indenture has been duly qualified under the 1939 Act.

               At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")) became effective and at each Representation Date, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Time, the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or the Prospectus.

               Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Debt Securities will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (2)    Incorporated Documents.  The documents incorporated or
                      ----------------------
     deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (3)    Authorization of this Underwriting Agreement and Terms
                      ------------------------------------------------------
     Agreement.  This Underwriting Agreement has been, and the applicable Terms
     ---------
     Agreement as of the date thereof will have been, duly authorized, executed and delivered by the Company.

               (4)    Authorization of Senior Debt Securities and/or
                      ----------------------------------------------
     Subordinated Debt Securities.  The Debt Securities have been, or as of the
     ----------------------------
     date of the applicable Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. Such Debt Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States. Such Debt Securities will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the applicable Indenture.

               (5)    Authorization of the Indentures.  Each applicable
                      -------------------------------
     Indenture has been, or prior to the issuance of the Debt Securities thereunder will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

               (6)    Descriptions of the Debt Securities and Indentures.  The
                      --------------------------------------------------
     Debt Securities being sold pursuant to the applicable Terms Agreement and each applicable Indenture, as of the date of the Prospectus, will conform in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

     (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any subsidiary pursuant to, any Agreements and Instruments, except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

          (b) Officers' Certificates. Any certificate signed by any officer of the Company or any subsidiary and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Debt Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

          SECTION 2.  Sale and Delivery to Underwriters; Closing.
                      ------------------------------------------

          (a) Debt Securities. The several commitments of the Underwriters to purchase the Debt Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

          (b) Payment. Payment of the purchase price for, and delivery of, the Debt Securities shall be made at the office of Gibson, Dunn & Crutcher, 200 Park Avenue, New York, New York 10166, or at such other place as shall be agreed upon by Merrill Lynch and the Company, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and the Company (such time and date of payment and delivery being herein called "Closing
Time").

          Payment shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Company, against delivery to Merrill Lynch for the respective accounts of the Underwriters of the Debt Securities to be purchased by them. It is understood that each Underwriter has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Debt Securities which it has severally agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Debt Securities to be purchased by any Underwriter whose check has not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

          (c) Denominations; Registration. The Debt Securities shall be in such denominations and registered in such names as Merrill Lynch may request in writing at least one full business day prior to the Closing Time. The Debt Securities will be made available for examination and packaging by Merrill Lynch in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

          SECTION 3.  Covenants of the Company. The Company covenants with
                      ------------------------
Merrill Lynch and with each Underwriter participating in the offering of Debt Securities, as follows:

               (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A of the 1933 Act Regulations and/or Rule 434 of the 1933 Act Regulations, if and as applicable, and will notify the Representative(s) immediately of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Debt Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

               (b) Filing of Amendments. The Company will give Merrill Lynch notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish Merrill Lynch with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Merrill Lynch or counsel for the Underwriters shall object.

               (c) Delivery of Registration Statements. The Company has furnished or will deliver to Merrill Lynch and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to Merrill Lynch, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Debt Securities as contemplated in this Underwriting Agreement and the applicable Terms Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

               (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Debt Securities for offering and sale under the applicable securities laws of such states and the jurisdictions (domestic or foreign) as Merrill Lynch may designate and to maintain such qualifications in effect for a period of not less than one year from the date of the applicable Terms Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Debt Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of such Terms Agreement.

               (g) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

               (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Debt Securities in the manner specified in the Prospectus under "Use of Proceeds."

               (i) Listing. The Company will use its best efforts to effect the listing of the Debt Securities prior to the Closing Time, on any national securities exchange or quotation system if and as specified in the applicable Terms Agreement.

               (j) Restriction on Sale of Securities. Between the date of the applicable Terms Agreement and the Closing Time or such other date specified in such Terms Agreement, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, the securities specified in such Terms Agreement.

               (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          SECTION 4.  Payment of Expenses. (a) Expenses. The Company will pay
                      -------------------
all expenses incident to the performance of its obligations under this Underwriting Agreement or the applicable Terms Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing (if applicable) and delivery to the Underwriters of this Underwriting Agreement, any Terms Agreement, any Agreement among Underwriters, the Indentures and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Debt Securities, (iii) the preparation, issuance and delivery of the Debt Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents, as well as the fees and disbursements of the Trustees and their respective counsel, (v) the qualification of the Debt Securities under state securities laws in accordance with the provisions of
Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey and any Legal Investment Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet, and the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Debt Securities if applicable, (viii) the fees and expenses incurred with respect to the listing of the Debt Securities if applicable, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Debt Securities and (x) the fees and expenses of any Underwriter acting in the capacity of a "qualified independent underwriter" (as defined in Section 2(l) of Schedule E of the bylaws of the NASD), if applicable.

          (b) Termination of Agreement. If the applicable Terms Agreement is terminated by Merrill Lynch in accordance with the provisions of Section 5 or
Section 9(b)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters in connection with the offer and sale of the Debt Securities contemplated by this Agreement.

          SECTION 5.  Conditions of Underwriters' Obligations. The obligations
                      ---------------------------------------
of the Underwriters to purchase and pay for the Debt Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

               (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Debt Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or
     (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

               (b) Opinion of Counsel for Company. At Closing Time, Merrill Lynch shall have received the favorable opinion, dated as of Closing Time, of Womble Carlyle Sandridge & Rice, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

               (c) Opinion of Counsel for Underwriters. At Closing Time, Merrill Lynch shall have received the favorable opinion, dated as of Closing Time, of Gibson, Dunn & Crutcher, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the matters set forth in (1), (5) to
     (8), (9) (solely as to the information in the Prospectus under "Description of the Debt Securities" or any caption purporting to describe any such Securities), (15), (16) and the penultimate paragraph of Exhibit B hereto. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to Merrill Lynch. Without limiting the generality of the foregoing, such counsel may rely upon the opinion of Womble Carlyle Sandridge & Rice with respect to all matters governed by the laws of the State of North Carolina. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

               (d) Officers' Certificate. At Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and Merrill Lynch shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

               (e) Accountant's Comfort Letter. At the time of the execution of the applicable Terms Agreement, Merrill Lynch shall have received from Arthur Andersen & Co. L.L.P. a letter dated such date, in form and substance satisfactory to Merrill Lynch, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

               (f) Bring-down Comfort Letter. At Closing Time, Merrill Lynch shall have received from Arthur Andersen & Co. L.L.P. a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

               (g) Ratings. At Closing Time, the Debt Securities shall have the ratings accorded by any "nationally recognized statistical rating organization", as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, if and as specified in the applicable Terms Agreement, and the Company shall have delivered to Merrill Lynch a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to Merrill Lynch, confirming that the Debt Securities have such ratings. Since the time of execution of such Terms Agreement, there shall not have occurred a downgrading in the rating assigned to the Debt Securities or any of the Company's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Debt Securities or any of the Company's other securities.

               (h) Approval of Listing. At Closing Time, the Debt Securities shall have been approved for listing, subject only to official notice of issuance, if and as specified in the applicable Terms Agreement.

               (i) No Objection. If the Registration Statement or an offering of Debt Securities has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

               (j) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Debt Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Debt Securities as herein contemplated shall be satisfactory in form and substance to Merrill Lynch and counsel for the Underwriters.

               (k) Termination of Terms Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by Merrill Lynch by notice to the Company at any time at or prior to the Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6 and 7 shall survive any such termination and remain in full force and effect.

          SECTION 6.  Indemnification.
                      ---------------

          (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

               (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

               (3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch with the consent of the

     Company, which consent shall not be unreasonably withheld), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss,
- --------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch with the consent of the Company (which consent shall not be unreasonably withheld), and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company with the consent of the Merrill Lynch (which consent shall not be unreasonably withheld). An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which the indemnifying party is liable under this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          SECTION 7.  Contribution. If the indemnification provided for in
                      ------------
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Debt Securities pursuant to the applicable Terms Agreement or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Debt Securities pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Debt Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters; in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bears to the aggregate initial public offering price of such Debt Securities as set forth on such cover.

          The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Debt Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Debt Securities set forth opposite their respective names in the applicable Terms Agreement, and not joint.

          SECTION 8.  Representations, Warranties and Agreements to Survive
                      -----------------------------------------------------
Delivery.  All representations, warranties and agreements contained in this
- --------
Underwriting Agreement or the applicable Terms Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Debt Securities.

          SECTION 9.  Termination.
                      -----------

          (a) Underwriting Agreement. This Underwriting Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Company or by Merrill Lynch upon the giving of 30 days' prior written notice of such termination to the other party hereto.

          (b) Terms Agreement. Merrill Lynch may terminate the applicable Terms Agreement, by notice to the Company, at any time at or prior to the Closing Time, if (i) there has been, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or, if the Debt Securities are denominated or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Merrill Lynch, impracticable to market the Debt Securities or to enforce contracts for the sale of the Debt Securities, or (iii) trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities or, if the Debt Securities are denominated or payable in, or indexed to, one or more foreign or composite currencies, by the relevant authorities in the related foreign country or countries.

          (c) Liabilities. If this Underwriting Agreement or the applicable Terms Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in
Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

          SECTION 10.  Default by One or More of the Underwriters. If one or
                       ------------------------------------------
more of the Underwriters shall fail at the Closing Time to purchase the Debt Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then Merrill Lynch shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, Merrill Lynch shall not have completed such arrangements within such 24-hour period, then:

               (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Debt Securities to be purchased on such date pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

               (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Debt Securities to be purchased on such date pursuant to such Terms Agreement, such Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

          No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of the applicable Terms Agreement, either Merrill Lynch or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

          SECTION 11.  Notices.  All notices and other communications hereunder
                       -------
shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at World Financial Center, North
Tower, New York, New York 10281-1201 attention of                ; and notices
to the Company shall be directed to it at 200 West Second Street, Winston-Salem, North Carolina 27101, attention of Jerone C. Herring, Esq.

          SECTION 12.  Parties.  This Underwriting Agreement and the applicable
                       -------
Terms Agreement shall each inure to the benefit of and be binding upon the Company, Merrill Lynch and, upon execution of such Terms Agreement, any other Underwriters and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement or such Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or such Terms Agreement or any provision herein or therein contained. This Underwriting Agreement and such Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Debt Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 13.  GOVERNING LAW AND TIME. THIS UNDERWRITING AGREEMENT AND
                       ----------------------
ANY APPLICABLE TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          SECTION 14.  Effect of Headings. Article and Section headings herein
                       ------------------
and the Table of Contents are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement between Merrill Lynch and the Company in accordance with its terms.

                                                   Very truly yours,

                                                   SOUTHERN NATIONAL CORPORATION


                                                   By:  ____________________
                                                   Name:
                                                   Title:

CONFIRMED AND ACCEPTED,
     as of the date first
     above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED


By:  _____________________
     Authorized Signatory

                                                                      Exhibit A

                         SOUTHERN NATIONAL CORPORATION
                         (a North Carolina corporation)

                                Debt Securities

                                TERMS AGREEMENT
                                ---------------

                                                                         [Date]

To:  Southern National Corporation
     200 West Second Street
     Winston-Salem, North Carolina  27101


Ladies and Gentlemen:

          We understand that Southern National Corporation, a North Carolina
corporation (the "Company"), proposes to issue and sell $         aggregate
principal amount of its [senior] [subordinated] debt securities (the "Debt Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we [the underwriters named below (the "Underwriters")] offer to purchase [, severally and not jointly,] the principal amount of Debt Securities [opposite their names set forth below] at the purchase price set forth below.

                               Principal Amount
Underwriter                   of Debt Securities
- -----------                   ------------------



                             ____________________
Total                        [$]
                             ------------


              The Debt Securities shall have the following terms:

Title:
Rank:
Ratings:
Aggregate principal amount:
Denominations:
Currency of payment:
Interest rate or formula:
Interest payment dates:
Regular record dates:
Stated maturity date:
Redemption provisions:
Sinking fund requirements:
Conversion provisions:
Listing requirements:
Black-out provisions:
Fixed or Variable Price Offering:  [Fixed] [Variable] Price Offering
     If Fixed Price Offering, initial public offering price per security:     %
     of the principal amount, plus accrued interest [amortized original issue discount], if any, from __________________.
Purchase price per share: ___% of principal amount, plus accrued interest
     [amortized original issue discount], if any, from _________________ (payable in next day funds).
Form:
Other terms and conditions:
Closing date, time and location:

          All of the provisions contained in the document attached as Annex I hereto entitled "SOUTHERN NATIONAL CORPORATION-- Debt Securities -- Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

          Please accept this offer no later than ____ o'clock P.M. (New York City time) on ______________ by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                        Very truly yours,

                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                    INCORPORATED


                                        By ______________________
                                             Authorized Signatory

                                        [Acting on behalf of itself and the
                                        other named Underwriters.]

Accepted:

SOUTHERN NATIONAL CORPORATION

By  ___________________
    Name:
    Title:

                                                                      Exhibit B

                     FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                 SECTION 5(b)


          (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina.

          (2) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, the Underwriting Agreement and the applicable Terms Agreement.

          (3) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

          (4) Each Subsidiary is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

          (5) The Underwriting Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by the Company.

          (6) The Debt Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable Terms Agreement. The Debt Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States. The Debt Securities are in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the applicable Indenture.

          (7) The [Each] applicable Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the applicable Trustee) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

          (8) The Debt Securities being sold pursuant to the applicable Terms Agreement and the [each] applicable Indenture conform, in all material respects, to the statements relating thereto contained in the Prospectus and are in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

          (9) The information in the Prospectus under "Description of the Debt Securities" or any caption purporting to describe any such Debt Securities, "Certain Regulatory Considerations" and in the Annual Report on Form 10-K under "__________", to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

          (10) To the best of our knowledge, neither the Company nor any of the Subsidiaries is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

          (11) The execution, delivery and performance of the Underwriting Agreement, the applicable Terms Agreement and the [each] applicable Indenture and the consummation of the transactions contemplated in the Underwriting Agreement and such Terms Agreement and in the Registration Statement and the Prospectus (including the issuance and sale of the Debt Securities) and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any subsidiary is subject, and that is filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 or to the Registration Statement except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations (provided that we are not rendering any opinion in this paragraph 11 with respect to state securities or blue sky laws or the disclosure provisions of the 1933 Act or the 1934 Act).

          (12) To the best of our knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending or threatened, against or affecting the Company or any subsidiary thereof which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the Underwriting Agreement, the applicable Terms Agreement or the [any] applicable Indenture or the transactions contemplated therein.

          (13) All descriptions in the Prospectus of contracts and other documents to which the Company or the Subsidiaries are a party are accurate in all material respects. To the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

          (14) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

          (15) The Registration Statement has been declared effective under the 1933 Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

          (16) The Registration Statement, [the Rule 430A Information,] [the Rule 434 Information,] the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein and each Trustee's Statement of Eligibility on Form T-1 (the "Form T-1s"), as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

          (17) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules therein, as to which no opinion need be rendered), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

          (19) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under the Underwriting Agreement or the applicable Terms Agreement or in connection with the transactions contemplated under the Underwriting Agreement, such Terms Agreement or the [any] applicable Indenture other than under the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations, which have been obtained, or as may be required under state securities or blue sky laws.

          Nothing has come to our attention that would lead us to believe that the Registration Statement (except for financial statements and schedules and other financial data included therein and for the Form T-1s, as to which we make no statement), at the time the Registration Statement or any post-effective amendment thereto (including the filing of the Company's Annual Report on Form 10-K with the Commission) became effective or at the date of the applicable Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. In rendering the opinion set forth in paragraph (3) and the second sentence of paragraph (5) above, such counsel may rely exclusively upon certificates of appropriate officials of each such jurisdiction. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

          In rendering such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of North Carolina, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to Merrill Lynch. Without limiting the generality of the foregoing, such counsel may rely upon the opinion of counsel for the Underwriters with respect to all matters governed by the laws of the State of New York. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                                                                        Annex I

         FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(e)

We are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations

               (i) in our opinion, the audited financial statements [and the related financial statement schedules] included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder;

               (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim consolidated financial statements of the Company for the [three month periods ended _________, 19__ and _________, 19__, the three and six month periods ended _________, 19__ and _________, 19__, and the three and nine month periods ended _________, 19__ and _________, 19__, included or incorporated by reference in the Registration Statement and the Prospectus (collectively, the "10-Q Financials")] [, a reading of the unaudited interim consolidated financial statements of the Company for the _____-month periods ended _________, 19__ and _________, 19___, included in the Registration Statement and the Prospectus (the "_____-month financials")] [, a reading of the latest available unaudited interim consolidated financial statements of the Company], a reading of the minutes of all meetings of the stockholders and directors of the Company and its subsidiaries and the _______ and ___________ Committees of the Company's Board of Directors and any subsidiary committees since [day after end of last audited period], inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, a review of interim financial information in accordance with standards established by the American Institute of Certified Public Accountants in Statement on Auditing Standards No. 71, Interim Financial Information ("SAS 71"), with respect to the [description of relevant periods including all interim unaudited condensed consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:

                      [(A)   the 10-Q Financials incorporated by reference in
          the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations applicable to unaudited financial statements included in Form 10-Q or any material modifications should be made to the 10-Q Financials incorporated by reference in the Registration Statement and

                                   Annex I-1
          the Prospectus for them to be in conformity with generally accepted accounting principles;]

                      [( ) the _____-month financials included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations applicable to unaudited interim financial statements included in registration statements or any material modifications should be made to the _____-month financials included in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles;]

                      ( )    at [the most recent balance sheet date and at] a
          specified date not more than five days prior to the date of the applicable Terms Agreement, there was any change in the __________ of the Company and its subsidiaries or any decrease in the __________ of the Company and its subsidiaries or any increase in the __________ of the Company and its subsidiaries, in each case as compared with amounts shown in the latest balance sheet included in the Registration Statement and the Prospectus, except in each case for changes, decreases or increases that the Registration Statement and the Prospectus disclose have occurred or may occur; or

                      ( )    [for the period from _______, 19__ to _______, 19__
          and] for the period from _________, 19__ to a specified date not more than five days prior to the date of the applicable Terms Agreement, there was any decrease in _________, __________ or __________, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement and the Prospectus disclose have occurred or may occur;

               (iii) based upon the procedures set forth in clause (ii) above and a reading of the [Selected Financial Data] included in the Registration Statement and the Prospectus [and a reading of the financial statements from which such data were derived], nothing came to our attention that caused us to believe that the [Selected Financial Data] included in the Registration Statement and the Prospects do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K of the 1933 Act [, that the amounts included in the [Selected Financial Data] are not in agreement with the corresponding amounts in the audited consolidated financial statements for the respective periods or that the financial statements not included in the Registration Statement and the Prospectus from which certain of such data were derived are not in conformity with generally accepted accounting principles];

               (iv) we have compared the information in the Registration Statement and the Prospectus under selected captions with the disclosure requirements of

                                   Annex I-2

     Regulation S-K of the 1933 Act and on the basis of limited procedures specified herein, nothing came to our attention that caused us to believe that this information does not comply as to form in all material respects with the disclosure requirements of Items 302, 402 and 503(d), respectively, of Regulation S-K;

               [(v) based upon the procedures set forth in clause (ii) above, a reading of the unaudited financial statements of the Company for [the most recent period] that have not been included in the Registration Statement and the Prospectus and a review of such financial statements in accordance with SAS 71, nothing came to our attention that caused us to believe that the unaudited amounts for _____________ for the [most recent period] do not agree with the amounts set forth in the unaudited consolidated financial statements for those periods or that such unaudited amounts were not determined on a basis substantially consistent with that of the corresponding amounts in the audited consolidated financial statements;]

               [(vi)] [Include only if pro forma financial statements are included or incorporated by reference in the Registration Statement -- ] we are unable to and do not express any opinion on the [Pro Forma Combining Statement of Operations] (the "Pro Forma Statement") included in the Registration Statement and the Prospectus or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Statement; however, for purposes of this letter we have:

                      (A)    read the Pro Forma Statement;

                      (B) performed [an audit] [a review in accordance with SAS 71] of the financial statements to which the pro forma adjustments were applied;

                      (C) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Statement complies as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

                      (D) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Statement; and

     on the basis of such procedures and such other inquiries and procedures as specified herein, nothing came to our attention that caused us to believe that the Pro Forma Statement included in the Registration Statement does not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and

                                   Annex I-3

               [(vii)] in addition to the procedures referred to in clause (ii) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement and the Prospectus, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company; and

               [(viii)] [Include only if financial forecasts are included in the Registration Statement --] in addition, we [comfort on a financial forecast that is included in the Registration Statement and the Prospectus].

                                   Annex I-4